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Item 14.    Exhibits, Financial Statement Schedules, and Reports on Form 8-K
(Continued):

Exhibit 10.26
-------------

                               (Expurgated Copy)
 FIFTH AMENDMENT TO AMENDED AND RESTATED AGREEMENT BETWEEN PITTSBURGH BREWING
                      COMPANY AND BOSTON BREWING COMPANY

AGREEMENT entered into effective as of the 31st day of December, 1997 by and between Pittsburgh Brewing Company of Pittsburgh, Pennsylvania, a Pennsylvania corporation ("Pittsburgh Brewing") and Boston Brewing Company, Inc., d/b/a Boston Beer Company, a Massachusetts corporation ("Boston Brewing").

Whereas, Pittsburgh Brewing and Boston Brewing are parties to a certain Amended and Restated Agreement dated as of February 28, 1989, as amended by Amendments dated December 13, 1989, August 3, 1992, December 1, 1994 and April 7, 1995 (herein collectively referred to as the "Agreement"), pursuant to which, in relevant part, Pittsburgh Brewing agreed to brew, package and sell to Boston Brewing the Beer Products.

Whereas, Pittsburgh Brewing and Boston Brewing wish to further amend the Agreement to delete certain provisions pursuant to which Boston Brewing is required to (deletion for expurgation) to Pittsburgh Brewing with respect to (deletion for expurgation) and, in lieu thereof, to provide for (deletion for expurgation) or the date of any earlier termination of the Agreement, as provided therein.

All capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings set forth in the Agreement.

ACCORDINGLY, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree, as follows:

     1. Paragraphs 21(a) and 21(b) of the Agreement, as amended in the Second Amendment to the Agreement, dated August 3, 1992, be and they hereby are deleted in their entirety, and the following is substituted in lieu thereof:

              "During the term of this Agreement, commencing as of January 1, (deletion for expurgation) and expiring on (deletion for expurgation), unless earlier terminated, Boston Brewing agrees to (deletion for expurgation). For the avoidance of doubt, this (deletion for expurgation) Fee is in lieu of, and not in addition to, the obligations of Boston Brewing to (deletion for expurgation) which existed prior to the date of this Fifth Amendment to the Agreement."


Except as expressly set forth, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Fifth Amendment as of the date first above written.

PITTSBURGH BREWING COMPANY               BOSTON BREWING COMPANY, INC.
                                          d/b/a Boston Beer Company


By: /s/ JAMES M. GEHRIG                  By:  /s/ MARTIN F. ROPER
    -------------------------------           --------------------------------
    James M. Gehrig, Chief Financial          Martin F. Roper, Vice President
      Officer